Exhibit 99.1

Farmer Bros. Co. Comments on Carol Farmer Waite Stockholder Group

FT. WORTH, Texas – September 29, 2016 – Farmer Bros. Co. (NASDAQ:FARM) (the “Company”), a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products, today issued the following statement in response to an announcement made by the Carol Farmer Waite Stockholder Group:

The Board appreciates the role of the Farmer family in building and maintaining the strong foundation the Company has today and the legacy of Roy Edgar Farmer as founder of the Company. The Company’s principles, unchanged from their original founding, continue to guide the Board and management team in contributing to the success of Farmer Bros. Co. and value creation for our stockholders. The Board will continue to act in the best interest of the Company and to deliver value to all stockholders.

Under the direction of the Company’s Board of Directors and management team, the Company is successfully executing on a turnaround strategy that is significantly improving the Company’s financial and operational performance and creating value for all stockholders. From fiscal 2012 through fiscal 2016, the Company has won significant new customers and driven an increase of green coffee pounds sold and processed of over 40%. In addition, GAAP net income improved from a loss of $26.6 million in fiscal 2012 to GAAP net income of $89.9 million in fiscal 2016.1

Since March 13, 2012, when the Board appointed Michael Keown as President and Chief Executive Officer and the management team initiated its turnaround strategy, the Company’s stock price has appreciated over 225%, representing strong value creation of over $400 million for stockholders. In that timeframe, the Company has outperformed the Russell 2000 Index as well as the Food Processing Index. Additionally, the Company’s total stockholder return has consistently outperformed both the S&P 500 and its peer set over almost any time frame since 20122:

•	Since March 13, 2012, FARM’s total stockholder return has been ~227% vs. ~71% for the S&P 500 and ~86% for its peers

•	Over the past 3 years, FARM’s total stockholder return has been ~139% vs. ~37% for the S&P 500 and ~37% for its peers

•	Over the past year, FARM’s total stockholder return has been ~33% vs. ~18% for the S&P 500 and ~17% for its peers

Farmer Bros. Co.’s decision to relocate its facilities and headquarters to Texas followed a thorough, 18-month review of the Company’s operations as well as the potential manufacturing, distribution and supply chain savings. The corporate relocation plan is expected to produce cost savings of approximately $18 to $20 million annually and, as of year-end fiscal 2016, the Company had already achieved more than half of the expected savings, with the majority of the savings flowing through the 220 basis point improvement in the gross margin seen in fiscal 2016. The Company’s corporate relocation plan includes moving from a facility in Torrance, California, which was outdated and inefficient, suffering from an aging infrastructure and inefficient factory layout, to a new, state-of-the-art facility in Northlake, Texas. The new facility is:

•	Central to the Company’s nation-wide customer base and provides incremental manufacturing capacity to support future growth.

[1]	The 2016 fiscal year GAAP net income included non-cash income tax benefit of $80.3 million from the release of valuation allowance on deferred tax assets.
[2]	Note: Peer set includes B&G Foods, Inc.; Coffee Holding Co. Inc.; Dunkin’ Brands Group, Inc.; National Beverage Corp.; SpartanNash Co.; Inventure Foods, Inc.; and Treehouse Foods, Inc. For the calculations above, Boulder Brands has been excluded for all the years in the stated time periods.

•	Expected to introduce new efficiencies, automation and quality-control processes that customers demand in an extremely competitive environment.

•	Expected to allow the Company to streamline functions and processes that will help control supply chain costs and positon the Company to better serve its nation-wide customer base.

Farmer Bros. Co. has a highly qualified Board of Directors composed of seven actively engaged directors who collectively represent a strong mix of independence, executive experience, industry expertise, deep understanding of the Company’s business, Farmer family representation and stockholder perspective. Six of the Company’s seven directors are outside, non-employee directors, five are independent, and five were appointed within the last five years. Four of the Board’s independent directors are former chief executives of public and private companies in the foodservice business. Additionally, Jeanne Farmer Grossman, who has been a director since 2009, is the sister of Carol Farmer Waite and the late Roy Edward Farmer, and the daughter of the late Roy F. Farmer.

•	Randy E. Clark was brought to the attention of the Nominating Committee as a potential director nominee by Guenter W. Berger, Chairman of the Board, with the support of Jeanne Farmer Grossman, and Messrs. Marcy and Mottern were brought to the attention of the Nominating Committee as potential director nominees by Leadership Capital Partners, LLC, whom the Nominating Committee retained in 2013 to assist with identifying potential director nominees.

•	During 2012 and 2013, the Nominating Committee was composed of James McGarry, Hamideh Assadi, Guenter Berger, Randy Clark, Jeanne Farmer Grossman (Carol Farmer Waite’s sister) and Martin Lynch.

J.P. Morgan Securities LLC is serving as financial advisor to the Company, and Latham & Watkins LLP and Richards, Layton & Finger, PA are serving as legal advisors to the Company.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants, convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers.

Headquartered in Fort Worth, Texas, Farmer Bros. Co. generated net sales of over $500 million in fiscal 2016 and has approximately 1,600 employees nationwide. The Company’s portfolio features a wide range of coffees including Farmer Brothers®, Artisan Collection by Farmer Brothers™, Metropolitan™, Superior®, Cain’s™ and McGarvey®.

FORWARD LOOKING STATEMENTS

This press release contains certain statements that are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and the Company does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, risks described in the Company’s annual, periodic and current reports filed with the SEC, and the other factors described from time to time in the Company’s filings with the SEC.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

Farmer Bros. Co., its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for its 2015 Annual Meeting of Stockholders, filed with the SEC on October 28, 2015. To the extent holdings of the Company’s securities have changed since the amounts set forth in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Farmer Bros. Co. intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s proxy statement for its 2016 Annual Meeting, including the schedules and appendices thereto.

THE COMPANY URGES ITS INVESTORS AND STOCKHOLDERS TO READ CAREFULLY AND IN THEIR ENTIRETY THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS OR AMENDMENTS), THE ACCOMPANYING PROXY CARD AND ANY OTHER DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Copies of the definitive proxy statement (including any supplements or amendments), the accompanying proxy card, and any other documents filed by the Company with the SEC will be available free of charge at the SEC’s website at www.sec.gov. Copies will also be available free of charge at the Investor Relations section of the Company’s website at www.farmerbros.com.

CONTACT

INVESTOR CONTACT:

Isaac N. Johnston, Jr.

(682) 549-6663

Tom Ball/Mike Verrechia

Morrow Sodali

(203) 658-9400

MEDIA CONTACT:

Kelly Sullivan / Ed Trissel / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449